UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

NATIONAL HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL HOLDINGS CORPORATION
200 Vesey Street
25th Floor
New York, NY 10281

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 2, 2020

The following Notice of Change of Location (the “Notice”) supplements and relates to the original Notice and Proxy Statement (the “Proxy Statement”) of National Holdings Corporation (“National” or the “Company”), dated March 16, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, April 2, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about March 23, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 2, 2020

Dear Stockholder:

Due to the emerging public health impact of the coronavirus pandemic and to support the health and well-being of our stockholders and other stakeholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of National Holdings Corporation (“National” or the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, April 2, 2020 at 10:00 a.m. Eastern Time. In light of public health concerns regarding the coronavirus pandemic, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, the Board of Directors of the Company fixed the close of business on March 4, 2020 as the record date for the determination of stockholders entitled to vote at the Annual Meeting or any postponements or adjournments thereof. Record holders of shares of the Company’s common stock, $0.02 par value per share, at the close of business on the record date are entitled to vote at the Annual Meeting. You may continue to vote your shares by completing and returning the proxy card enclosed with the proxy materials previously distributed or by following the instructions for online or telephonic voting.

To be admitted to the Annual Meeting at http://www.meetingcenter.io/207776206, you have two options: join as a “Guest” or join as a “Stockholder”. If you join as a “Stockholder” you will be required to have a control number and password. The password for the meeting is NHLD2020.

If you were a registered stockholder as of the close of business on March 4, 2020 and have your control number, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. The control number can be found on your proxy card.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your shareholdings, which can be obtained from your bank, broker or other intermediary, along with your name and email address to Computershare at the address below. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Monday, March 30, 2020. You will receive a confirmation email from Computershare of your registration.

Requests for registration should be directed to Computershare at the following address:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

If you do not have your control number, you may attend as a “Guest” but will not have the option to vote your shares or ask questions at the Annual Meeting.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the Proxy Statement. The Company makes proxy materials available to our stockholders on the Internet. You can access proxy materials at www.envisonreports.com/NHLD. A complete list of stockholders entitled to vote at the Annual Meeting will be available electronically to stockholders of record beginning March 23, 2020 upon request by email to ir@yournational.com and during the Annual Meeting on the virtual meeting website.

By Order of the Board of Directors,

/s/ John C. DeSena
John C. DeSena Corporate Secretary March 23, 2020 New York, New York